UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): May 17, 2010

Commission File Number: 000-030813

AlphaRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0177440
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

200-168 Konrad Crescent
Markham, Ontario, Canada L3R 9T9
(Address of principal executive offices)

Registrant's telephone number, including area code: (905) 479-3245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) .

[  ]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b)).

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

EXPLANATORY NOTE

AlphaRx Inc., a Delaware corporation is filing this Amendment No. 1 on Form 8-K/A (this "Amendment") to its Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (“SEC”) on May 18, 2010 (the "Original Filing") to amend the information contained in the Original Filing. The information contained in this Amendment amends and supplants the information contained in the Original Filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 17, 2010, Marcel Urbanc resigned as Chief Financial Officer of AlphaRx Inc. (“AlphaRx” or the “Company”). As disclosed in the Company’s Press Release dated April 29, 2010, Mr. Urbanc would serve as Chief Financial Officer of Pacific Orient Capital Inc. (”Pacific Orient”) after his resignation from the Company. However, Mr. Urbanc informed the Company that he could not provide the required expertise to implement the proposed merger between AlphaRx Canada Limited (a wholly owned subsidiary of the Company) and Pacific Orient. Therefore it would be in his best interests not to accept the position of Chief Financial Officer of Pacific Orient.

(c) Effective May 17, 2010, the Board of Directors of the Company appointed Michael Lee to the additional position of Chief Financial Officer of the Company. Mr. Lee, age 47, is President and Chief Executive Officer (since inception) of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 19, 2010

/S/ Michael Lee
Michael M. Lee, President & CEO